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                                                                   EXHIBIT 10.97

                                                                         Annex D

                         RESTRICTED STOCK UNIT AGREEMENT

_____________________, Amgen Inc. Grantee:

                  On this __ day of _______________ (the "Grant Date"), Amgen Inc., a Delaware corporation (the "Company"), pursuant to its Director Equity Incentive Program (the "Program") which implements the Amended and Restated 1991 Equity Incentive Plan, as amended (the "Plan"), has granted to you, the grantee named above, _____________ restricted stock units (the "Units") with respect to ______________ shares of Common Stock on the terms and conditions set forth in this Restricted Stock Unit Agreement (this "Agreement") and the Plan. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Program.

                  I. Vesting Schedule. Subject to the terms and conditions of this Agreement and in consideration for services previously rendered by you, one hundred percent (100%) of the Units shall vest upon [select a vesting date based on director's years of service, per program:] [the date hereof (the "Vesting Date")] the date (the "Vesting Date") upon which you have provided one year of continuous service following the Grant Date; provided, however, that in the event you cease to be an Eligible Director by reason of your death or total and permanent disability (as certified by an independent medical advisor appointed by the Company prior to such termination), a prorated number of Units shall vest immediately upon such death or disability, determined by multiplying the number of unvested Units by a fraction (rounded to two decimal places), the numerator of which is the number of complete months of continuous service during the one year period following the Grant Date and the denominator of which is 12.

                  II. Form and Timing of Payment. Any vested Units shall be paid by the Company in shares of Common Stock (on a one-to-one basis) on, or as soon as practicable after, the Vesting Date unless you have irrevocably elected in writing prior to the Grant Date to defer the payment of such Units under one of the following options: (i) full payment of the vested Units in January of a year specified by you which shall be no earlier than the third calendar year following the calendar year in which the date of grant occurs and no later than the tenth calendar year following such year, (ii) payment of the vested Units in five substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director for any reason, or (iii) payment of the vested Units in ten substantially equal annual installments, commencing in January of the calendar year following the year in which you cease to be an Eligible Director for any reason; provided, however, that no shares of Common Stock shall be issued hereunder unless the Board determines that the consideration received by the Company in exchange for the issuance of Common Stock has a value not less than the par value thereof.

                  III. Transferability. No benefit payable under, or interest in, this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, your or your beneficiary's debts, contracts, liabilities or torts; provided, however, nothing in this Section III shall prevent transfer

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(i) by will, (ii) by applicable laws of descent and distribution or (iii) to an
Alternate Payee to the extent that a QDRO so provides, as further described in the Program.

                  IV. No Contract for Employment. This Agreement is not an employment or service contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company, or of the Company to continue your employment or service with the Company.

                  V. Notices. Any notices provided for in this Agreement or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at such address as is currently maintained in the Company's records or at such other address as you hereafter designate by written notice to the Company.

                  VI. Plan and Program. This Agreement is subject to all the provisions of the Plan and Program and their provisions are hereby made a part of this Agreement, including without limitation the provisions of paragraph 7 of the Plan relating to stock bonuses, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan and the Program, the provisions of the Plan shall control.

                  VII. Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties shall be determined, in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions thereof.

                                                   Very truly yours,

                                                   AMGEN INC.

                                                   By:__________________________
                                                      Name:
                                                      Title:

Accepted and Agreed,
this ___ day of ______________, 2004.

By:___________________________
Name:

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